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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Grant Prideco

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ No fee required.
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 1, 2006

Dear Grant Prideco Stockholder:

You are cordially invited to join us at the 2006 Annual Meeting of Stockholders of Grant Prideco to be held at 11:30 a.m. on Wednesday, May 10, 2006. The Annual Meeting will be held at the Hotel Sofitel, St. Tropez Ballroom, 425 N. Sam Houston Parkway E., Houston, Texas 77060.

This year you will be asked to vote on three proposals. Each of the proposals is more fully explained in the attached proxy statement; which we encourage you to read.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares on the enclosed proxy card and return your signed proxy card at your earliest convenience. Thank you for your cooperation.

Sincerely,

Michael McShane
Chairman, President and Chief Executive Officer

GRANT PRIDECO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 10, 2006

Time:	11:30 a.m. (Houston time)

Place:	The Hotel Sofitel, St. Tropez Ballroom, 425 N. Sam Houston Parkway E., Houston, Texas 77060

Matters to Be Voted On:

1. Election of nine directors to hold office for a one-year term;

2. Approval of the 2006 Grant Prideco Long Term Incentive Plan;

3. Approval of the material terms of the performance criteria for performance awards under the 2006 Grant Prideco Long-Term Incentive Plan; and

4. Any other matters that may properly come before the meeting.

Your Board of Directors recommends that you vote in favor of each of the matters to be voted upon.

Your Board of Directors has set March 21, 2006 as the record date for the Annual Meeting. Only those stockholders who are holders of record of our common stock at the close of business on March 21, 2006 will be entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our principal executive offices at 400 N. Sam Houston Parkway East, Suite 900, Houston, Texas 77060 for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request us to return your proxy card.

PROXY STATEMENT	3
PROPOSAL NO. 1 ON THE PROXY CARD — ELECTION OF DIRECTORS	5
Director Nominee Biographies	5
PROPOSAL NO. 2 ON THE PROXY CARD — APPROVAL OF THE 2006 GRANT PRIDECO LONG-TERM INCENTIVE COMPENSATION PLAN	6
General	6
General Terms	7
Effect of Certain Transactions and Change of Control	10
Awards Currently Contemplated Under the 2006 Plan	10
Federal Income Tax Consequences	11
Recommendation	13
PROPOSAL NO. 3 ON THE PROXY CARD — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS UNDER THE 2006	13
Background	13
Recommendation	14
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	14
Board Independence	14
Code of Conduct	14
Board Structure and Committee Composition	14
Executive Sessions	16
Communications with the Board	16
Shareholder Recommendations for Directors	16
Board Compensation	16
Certain Relationships and Related Transactions	17
STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS	18
STOCK OWNED BY BENEFICIAL HOLDERS	19
AUDIT COMMITTEE REPORT	20
EXECUTIVE OFFICERS	21
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	22
Compensation Policy and Guidelines	22
Compensation Program Components	22
Compensation Deduction Limitations	23
Summary	24
SUMMARY COMPENSATION TABLE	25
Equity Compensation Plan Information	26
Supplemental Executive Retirement Plan	27
Employment Contracts	28
FIVE-YEAR PERFORMANCE GRAPH	30
OTHER INFORMATION	31
Independent Accountants	31
Audit Fees	32
Section 16(a) Beneficial Ownership Reporting Compliance	32
Proposals By Stockholders	32
Other Business	32
Additional Information Available	33
EXHIBIT A: 2006 GRANT PRIDECO LONG-TERM INCENTIVE PLAN	A-1
EXHIBIT B: AUDIT COMMITTEE CHARTER	B-1

GRANT PRIDECO, INC.

PROXY STATEMENT

Date:	Wednesday, May 10, 2006

Time:	11:30 a.m. (Houston time)

Place:	The Hotel Sofitel, St. Tropez Ballroom, 425 N. Sam Houston Parkway E., Houston, Texas 77060

Agenda:	Three proposals numbered as follows:

Proposal 1: Election of nine nominees as directors of the Company. Your Board of Directors recommends that you vote FOR each of the nominees for director.

Proposal 2: Approval of the 2006 Grant Prideco Long-Term Incentive Plan. Your Board of Directors recommends that you vote FOR approval of this plan.

Proposal 3: Approval of the material terms of the performance criteria for performance awards under the 2006 Grant Prideco Long-Term Incentive Plan. Your Board of Directors recommends that you vote FOR approval of these criteria.

Who Can Vote:	All holders of record of our common stock at the close of business on March 21, 2006, are entitled to vote. Holders of the common stock are entitled to one vote per share at the Annual Meeting. The common stock is the only class of our securities that is entitled to vote at the Annual Meeting.

Broker Discretionary Authority:	Under the Rules of the New York Stock Exchange, if you hold your shares through a bank or broker, your broker is permitted to vote your shares on Proposal One, even if the broker does not receive instructions from you. However, your broker does not have discretionary authority to vote your shares on Proposals Two and Three unless the broker receives instructions from you.

Proxies Solicited By:	Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This proxy statement and enclosed proxy card is being sent on behalf of our Board of Directors to all stockholders beginning on April 5, 2006. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

Proxies and Voting Requirements:	A plurality of the votes is necessary to approve each director nominee. Only votes “for” and “against” affect the outcome. Abstentions are not counted for purposes of determining the outcome of director elections. If you do not indicate how you wish to vote for one or more of the nominees for director, the persons named on the proxy card will vote FOR election of all the nominees for director. If you “withhold” your vote for any of the nominees, this will be counted as a vote AGAINST that nominee

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposals Two and Three. If you are a beneficial owner and your broker holds the shares in its name, the broker does not have discretionary authority to vote your shares on

Proposals Two or Three unless it receives instructions from you. If you do not give your broker voting instructions on either proposals two or three, your shares will be considered “not entitled to vote” on the proposals and will not affect their outcome.

Revoking Your Proxy:	You can revoke your proxy by:

• writing to the Corporate Secretary (at 400 N. Sam Houston Parkway East, Suite 900, Houston, Texas 77060) before the Annual Meeting;

• voting again via mail; or

• casting your vote in person at the Annual Meeting.

Your last vote will be the vote that is counted.

Quorum:	As of March 21, 2006, there were 130,758,272 shares of common stock issued and outstanding. The holders of the common stock have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 65,379,137 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present and entitled to vote for any purpose.

Multiple Proxy Cards:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

Costs of Proxy Solicitation:	Some of our directors, officers and employees may solicit proxies personally, by telephone or mail without any additional compensation. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions:	You may call Grant Prideco’s Investor Relations Department at (281) 878-8000 if you have any questions.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSAL NO. 1 ON THE PROXY CARD — ELECTION OF DIRECTORS

The Company’s Nominating and Corporate Governance Committee and Board of Directors have unanimously nominated the following individuals as directors:

Name	Age	Director Since

David J. Butters	65	2001
Eliot M. Fried	73	2000
Dennis R. Hendrix	65	2003
Harold E. Layman	59	2003
Sheldon B. Lubar	76	2000
Michael McShane	52	2002
Robert K. Moses, Jr.	66	2000
Joseph E. Reid	77	2003
David A. Trice	57	2003

Each of the nominees named above is a current director of the Company with his term of office as director expiring on the date of the Annual Meeting. If elected, each nominee will serve an additional one-year term as director.

The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors.

All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute nominee.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NOMINEE FOR DIRECTOR.

Director Nominee Biographies

David J. Butters is a Managing Director of Lehman Brothers, Inc., an investment banking company, where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc. and a director of Weatherford International Ltd.

Eliot M. Fried served as a Managing Director of Lehman Brothers, Inc. until his retirement in 2000. Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of the Lehman Brothers Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson Hayden Stone Inc., a predecessor firm to Lehman Brothers, Inc., in 1976 and became a Managing Director in 1982. Mr. Fried is also a director of Axsys Technologies, Inc. and Blount International, Inc.

Dennis R. Hendrix served as Chairman of the Board of Directors of PanEnergy Corp. until his retirement in 1997, and as PanEnergy’s Chief Executive Officer from November 1990 until April 1995. Mr. Hendrix was President and Chief Executive Officer of Texas Eastern Corporation from 1986 to 1989. Mr. Hendrix serves as a director of Duke Energy, Newfield Exploration Company and Allied Waste, Inc.

Harold E. Layman served as President and Chief Executive Officer of Blount International, Inc. from March 2001 until his retirement in August 2002. Prior to such time, Mr. Layman served in various executive positions at Blount, including President and Chief Operating Officer, Executive Vice President-Finance and Operations and Chief Financial Officer and Senior Vice President and Chief Financial Officer. From September 1988 until joining Blount in 1993, Mr. Layman served as Senior Vice President-Finance and Administration of VME Group, N.V., The Hague, Netherlands. Mr. Layman is a director of Blount, GrafTech International Ltd and Infinity Property & Casualty Corp.

Sheldon B. Lubar has been the Chairman of Lubar & Co., a private investment company, for more than the past five years and until 2005, was Chairman of Total Logistics, Inc. Mr. Lubar is a director of Crosstex Energy, L.P., Crosstex Energy, Inc. and several private companies. He also serves on the board of Weatherford International Ltd.

Michael McShane has served as a director and as our President and Chief Executive Officer since June 2002 and assumed the role of Chairman of the Board beginning in May 2004. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial Officer and director of BJ Services Company from 1998, and Vice President-Finance and Chief Financial Officer from 1990 to 1998. Mr. McShane joined BJ Services Company in 1987 from Reed Tool Company, where he was employed for seven years in various financial management positions.

Robert K. Moses, Jr. has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Board of Weatherford Enterra, a predecessor to Weatherford International Ltd., from May 1989 to December 1992. He also serves on the board of Weatherford International Ltd.

Joseph E. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986, he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982, he served as President and Chief Executive Officer of Superior Oil Company. Since 1986, Mr. Reid has been an oil and gas consultant. Mr. Reid also serves as a director of Western Gas Resources, Inc. and Texas Regional Bancshares, Inc.

David A. Trice has served as President and Chief Executive Officer of Newfield Exploration Company since February 2000 and was elected Chairman of the Board of Newfield in September 2004. Prior to such time, Mr. Trice served as Newfield’s President and Chief Operating Officer from May 1999, and as its Vice President-Finance and International from July 1997. Prior to joining Newfield, Mr. Trice served as President and Chief Executive Officer and as a director of the Huffco Group from 1991 to July 1997. Mr. Trice is also a director of Newfield Exploration Company, Hornbeck Offshore Services, Inc. and New Jersey Resources, Inc.

PROPOSAL NO. 2 ON THE PROXY CARD —
APPROVAL OF THE 2006 GRANT PRIDECO
LONG-TERM INCENTIVE COMPENSATION PLAN

General

On February 16, 2006, the Company’s Board of Directors adopted the 2006 Grant Prideco Long-Term Incentive Plan (the “2006 Plan”), subject to approval by the Company’s stockholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the 2006 Plan. If the 2006 Plan is approved, the Company’s 2000 Stock Option and Restricted Stock Plan, 2001 Stock Option and Restricted Stock Plan and 2000 Non-Employee Director Stock Option Plan would be frozen and no future grants under such plans will be permitted.

Since its inception, the Company has recognized the importance of aligning the interests of its employees with those of its stockholders. The 2006 Plan reflects this fact by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates. The 2006 Plan also:

•	Keeps dilution of the common stock of the Company from all stock option and restricted stock plans at less than 10%;

•	Would result, if the Company continues to grant awards at a rate equal to the average rate for the past three fiscal years, in an average annual dilution from stock option and restricted stock grants of less than 1.5%; and

•	Should further enhance the Company’s already strong performance with respect to total shareholder return, which, for fiscal 2005, significantly exceeded the performance of the Philadelphia Oilfield Service Index (see the Company’s performance graph on page 30 of this proxy statement).

The 2006 Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), which comprises exclusively non-employee independent directors. The 2006 Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance cash awards, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the 2006 Plan may be paid in cash or in common stock, as determined by the Compensation Committee. In general, the Compensation Committee has exclusive authority to select the participants to whom awards may be granted, and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2006 Plan. However, the Chief Executive Officer of the Company is authorized to grant awards as an inducement to hire prospective employees who will not be officers of the Company subject to Section 16 of the Securities and Exchange Act of 1934, but such awards shall not exceed 100,000 shares of common stock per year. On an annual basis, the Compensation Committee may also delegate to the Chief Executive Officer of the Company the ability to grant awards to eligible persons who are not officers of the Company subject to Section 16 of the Securities Exchange Act of 1934.

The following summary of the material features of the 2006 Plan is qualified by reference to the copy of the 2006 Plan that is attached as Exhibit A to this proxy statement.

General Terms

The aggregate number of shares of common stock authorized for grant under the 2006 Plan is 3,500,000. Each share of common stock that is subject to an award counts as one share of common stock against the aggregate number.

Generally, if an award granted under the 2006 Plan is forfeited or cancelled for any reason or is settled in cash in lieu of shares, the shares allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the 2006 Plan. If shares are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the 2006 Plan and will count against the number of shares available under the 2006 Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will not be added to the aggregate number of shares available under the 2006 Plan and will count against the aggregate number of shares available under the 2006 Plan.

The 2006 Plan is administered by the Compensation Committee.

Any employee or non-employee director or consultant of the Company or one of its affiliates is eligible for awards under the 2006 Plan. Incentive stock options will be granted only to key employees of the Company or one of its affiliates.

The Board of Directors may amend the terms of the 2006 Plan at any time, subject to the stockholder approval requirements of the NYSE and other rules and regulations applicable to the Company.

Awards granted under the 2006 Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by the Company, awards may be granted under the 2006 Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of the Company or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2006 Plan to such extent as the Board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Board may establish certain performance goals applicable to performance awards and annual incentive awards granted under the 2006 Plan.

The 2006 Plan will continue indefinitely until it is terminated pursuant to its terms.

Options

For options granted under the 2006 Plan, the Compensation Committee will specify the option price, size and term, and will further determine the option’s vesting schedule and any exercise restrictions. The Compensation Committee also will specify whether the option is intended to be a nonqualified stock option (“NSO”) or incentive stock option (“ISO”). Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant. The aggregate number of shares of common stock with respect to which ISO’s may be granted under the 2006 Plan is 200,000, and the maximum number of shares of common stock to which any options may be granted under the 2006 Plan is 3,500,000. The maximum number of shares with respect to which options may be granted to an employee during any fiscal year is 1,000,000.

The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) in any other form of payment which is acceptable to the Compensation Committee. The Compensation Committee may also permit a holder to pay the option price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the shares of common stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.

All options granted under the 2006 Plan will be granted with an exercise price equal to or greater than the fair market value of the common stock at the time the option is granted.

The 2006 Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.

SARs

Subject to the terms and conditions of the 2006 Plan, a SAR entitles its holder to a right to receive a cash amount equal to the excess of (a) the fair market value of one share of common stock of the Company on the date of exercise of the SAR over (b) the grant price of the SAR. All SARs granted under the 2006 Plan must have a grant price equal to or greater than the fair market value of the common stock at the time the SAR is granted. The maximum number of shares to which a SAR can be granted to an employee during any fiscal year is 1,000,000.

The Compensation Committee may determine the term of any SAR, so long as that term does not exceed 10 years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with the Company.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of common stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in stock of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.

Restricted Stock

The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, are determined by the Compensation Committee in its sole discretion.

Subject to the terms and conditions of the 2006 Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award. Dividends paid with respect to restricted stock (other than dividends paid by means of shares of common stock or rights to acquire shares of common stock) will be paid to the holder of restricted stock currently. Dividends paid in shares of common stock or rights to acquire shares of common stock will be added to and become a part of the holder’s restricted stock.

Restricted Stock Unit Awards

The Compensation Committee determines the material terms of restricted stock unit awards, including the vesting schedule, the price (if any) to be paid by the recipient in connection with the award, and any transferability restrictions or other conditions applicable to the award, which may include the attainment of specified performance objectives described below.

A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of common stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of common stock.

Payment under a restricted stock unit award will be made in either cash or shares of common stock, as specified in the applicable award agreement. Any payment under a restricted stock award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2006 Plan) or (ii) at a time that is permissible under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

In its discretion, the Compensation Committee may specify that the holder of a restricted stock unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted stock units may be determined by the Compensation Committee at the time of grant.

Performance Awards

The Compensation Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured. For each type of performance award that is payable in cash, a maximum cash value of $10,000,000, determined as of the time of grant, can be paid to an employee during any fiscal year. For each type of performance award that is payable in common stock, the maximum number of shares of common stock, determined at the time of grant, that may be awarded to an employee during any fiscal year is 1,000,000.

Performance stock awards are payable only in common stock. Performance unit awards are payable in cash or shares of common stock, or a combination of cash and shares of common stock, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Performance cash awards will be payable only in cash. Any payment under a performance cash award or performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2006 Plan) or (ii) at a time that is permissible under section 409A of the Code.

Subject to the terms and conditions of the 2006 Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of common stock issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture and restrictions on transfer. These rights include the right to vote such shares.

Any performance goal for a particular performance cash award, performance stock award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.

Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

Other Stock-Based Awards

The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the 2006 Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of shares of common stock to holders, or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other stock-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other stock-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.

Any payment with respect to other stock-based awards will be made in cash or shares of common stock, as determined by the Compensation Committee.

The Compensation Committee will determine the extent to which a holder’s rights under any other stock-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to other stock-based awards may be determined by the Compensation Committee at the time of grant.

Cash-Based Awards

The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards that will be paid out to the holder will depend on the extent to which such performance goals are met.

Any payment with respect to a cash-based award will be made in cash.

The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.

Effect of Certain Transactions and Change of Control

The 2006 Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company’s outstanding common stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company’s capital structure. For any award granted under the 2006 Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.

Awards Currently Contemplated Under the 2006 Plan and Effect on Prior Incentive Plans

If the 2006 Plan is approved by the stockholders of the Company, the Company’s existing 2000 Stock Option and Restricted Stock Plan, 2001 Stock Option and Restricted Stock Plan and 2000 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”) will be frozen and no future awards will be permitted under those plans. Annual long-term incentive awards for fiscal 2006 have already been granted under the Prior Plans to employees and directors of the Company during the first quarter of 2006. As of the date of this proxy statement, approximately 1.3 million shares were available for grant under the Prior Plans, which reflects these 2006 awards.

Because long-term incentive awards for 2006 have already been granted to employees and directors of the Company, no awards are currently contemplated under the 2006 Plan and there is no intention to grant additional awards to existing employees and directors during 2006 except in connection with a promotion or other significant change in responsibility or extraordinary circumstances. Because the Board has not yet considered the issuance of awards under the 2006 Plan, the benefits or amounts that will be received by or allocated to various recipients under the 2006 Plan are not currently determinable. Further, because the issuance of awards under the 2006 Plan is wholly in the discretion of the Board, it is impossible to determine the specific benefits or awards that would have been granted under the 2006 Plan if it had been in effect for the fiscal year ended December 31, 2005. If any stock-based awards had been granted under the 2006 Plan on March 21, 2006, the value of such awards would have been based on a NYSE closing price of $39.05 per share of common stock.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards pursuant to the 2006 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2006 Plan, nor does it address state, local, or non-U.S. taxes.

Options, SARs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards.

A participant generally is not required to recognize income on the grant of an option, a SAR, a performance stock award, a performance unit award or any other stock-based award. Instead, ordinary income generally is required to be recognized on the date an NSO or SAR is exercised, or in the case of performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an NSO, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance stock awards, performance unit awards or other stock-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

ISOs.

A participant generally will not be required to recognize any taxable income as a result of the exercise of an ISO; however, the difference between the exercise price and the fair market value of the shares of the Company’s common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be treated as the exercise of a NSO.

On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss). With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

If the participant sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the participant will be treated as having received, at the time of sale, compensation taxable as ordinary income. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Cash-Based Awards.

Upon payment of a cash-based award, including a performance cash award, a participant is required to recognize ordinary income in the amount of the award paid.

Restricted Common Stock.

Unless a participant who receives an award of restricted common stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted common stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted common stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted common stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares.

In general, gain or loss from the sale or exchange of shares granted or awarded under the 2006 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by the Company.

In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below). The Company will not be entitled to a deduction with respect to an ISO if the participant does not sell the shares he buys under the option within two years from the date of grant of the option or within one year from the date he buys stock under the option.

Performance Based Compensation.

In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2006 Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2006 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 2006 Plan.

Parachute Payments.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Withholding.

Awards under the 2006 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Section 409A.

Awards of SARs, performance stock awards, performance unit awards, other stock-based awards or cash-based awards under the 2006 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the 2006 Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2006 PLAN.

PROPOSAL NO. 3 ON THE PROXY CARD —
APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA
FOR PERFORMANCE AWARDS UNDER THE 2006 PLAN

The Company’s stockholders are being asked to approve the material terms of the performance criteria that may apply to performance awards granted under the 2006 Plan. This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under section 162(m) of the Code.

Background

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Performance awards under the 2006 Plan may be granted to key employees of the Company and it subsidiaries and affiliates, and to non-employee directors of the Company.

Under the 2006 Plan, performance cash awards, performance stock awards and performance unit awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. Performance goals will be based on one or more of the following business criteria: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, value-added profits, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•	including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with the Company’s practices for measuring the achievement of performance goals on the date the Compensation Committee establishes the goals.

Under the 2006 Plan, performance stock award grants for any person are limited to 1,000,000 shares of common stock in each fiscal year of the Company. The maximum number of shares of common stock for which performance unit awards payable in common stock may be granted to any person in each fiscal year of the Company is 1,000,000. The maximum value of each type of performance award payable in cash that may be granted to any person during each fiscal year of the Company, determined as of the date of grant, is $10,000,000.

A description of the 2006 Plan is set forth above in Proposal Two of this proxy statement.

No performance stock awards or performance unit awards will be granted under the 2006 Plan unless the Company’s stockholders approve this Proposal Three.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE AWARDS UNDER THE 2006 PLAN.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Grant Prideco is committed to having sound corporate governance principles. Having such principles is essential to running Grant Prideco’s business efficiently and to maintaining Grant Prideco’s integrity in the marketplace. Grant Prideco’s Corporate Governance Guidelines adopted by the Board of Directors are available under the Investor Relations section of the Company’s website at www.grantprideco.com.

Board Independence

The Board has affirmatively determined that each of the current directors standing for re-election, except Mr. McShane, who serves as our Chairman and Chief Executive Officer, has no material relationship with Grant Prideco (either directly or as a partner, shareholder or officer of an organization that has a relationship with Grant Prideco) and is independent within the meaning of Grant Prideco’s director independence standards, which are consistent with the New York Stock Exchange (“NYSE”) director independence standards. In assessing director independence, the Nominating and Corporate Governance Committee and Board of Directors considered the relationships described below under “Certain Relationships and Related Transactions” and has determined that none of these relationships could impair the independence of such directors. In making this assessment, the Nominating and Corporate Governance Committee and the Board took into account the level of such transactions in relationship to Grant Prideco’s and each other party’s aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions.

Code of Conduct

Grant Prideco’s Corporate Governance and Business Ethics Manual is applicable to each of its employees, including its executive, financial and accounting officers, and is available under the Investor Relations section of the Company’s website at www.grantprideco.com. Pursuant to the Corporate Governance Principles adopted by the Company’s Board of Directors, the policies described in this manual are also applicable to each of the Company’s directors.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following three committees: (1) Audit, (2) Compensation and (3) Nominating and Corporate Governance. Committee membership is summarized below. The Board has determined that all of the members of its various Committees meet the independence requirements of the Securities and Exchange Commission and New York Stock Exchange. Each committee operates under a written charter adopted by the Board. All of the committee charters are available under the Investor Relations section of Grant Prideco’s website at www.grantprideco.com and the Audit Committee charter is attached to this proxy statement as Exhibit B. During fiscal 2005, the Board held four meetings. Each director attended at least 75% of all Board meetings for which such director was eligible. Directors are encouraged to attend annual meetings of the Company’s stockholders and all current directors attended last year’s annual meeting.

Audit Committee

Messrs. Layman (Chair), Butters, Lubar and Moses are the current members of the Audit Committee. The Audit Committee met nine times during 2005 and each member attended at least 75% of the meetings during the periods that he served. The primary function of the Audit Committee is to serve as an independent and objective party that assists the Board in fulfilling its oversight responsibilities of the following matters:

•	the integrity of the Company’s financial reports;

•	assessment of the Company’s independent auditors qualifications and independence; and

•	assessment of the performance of the Company’s internal audit function.

The Board and Audit Committee have determined that Mr. Layman meets all of the requirements of an “Audit Committee Financial Expert” as defined by the rules and regulations of the Securities and Exchange Commission. The 2005 Report of our Audit Committee begins on page 20 of this proxy statement.

Compensation Committee

Messrs. Trice (Chair), Fried and Moses are the current members of the Compensation Committee. The Compensation Committee met twice during 2005 and all members attended all of the meetings during the periods that he served. The primary functions of the Compensation Committee are:

•	approving the compensation to be paid to the directors, officers and key employees; and

•	administering the compensation plans for the executive officers.

The 2005 Report of our Compensation Committee begins on page 22 of this proxy statement.

Nominating and Corporate Governance Committee

Messrs. Fried (Chair), Hendrix and Reid are the current members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during 2005 and each member attended all of the meetings during the periods that he served. The primary functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members;

•	select or recommend to the Board nominees for the next annual meeting of stockholders; and

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company.

The Company’s Corporate Governance Principles set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and Securities and Exchange Commission. In addition, the Corporate Governance Principles provide that the Nominating and Corporate Governance Committee will seek to attain a diverse board and that any search by such committee or search firm to fill vacancies will seek to include diverse candidates from traditional and non-traditional pools. Other than these requirements, the Board has not defined any other minimum requirements for Board membership. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict or appear to conflict with the interests of the Company and be willing and able to commit the necessary time for Board and committee service.

Executive Sessions

Executive sessions of non-management directors are held after each regularly scheduled meeting of the Board. The sessions are scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board, including non-management directors, by submitting such communication in writing c/o General Counsel and Corporate Secretary, Grant Prideco, Inc., 400 N. Sam Houston Pkwy. E., Suite 900, Houston, Texas 77060. Additional information relating to communications with directors can be found on the Investor Relations section of our web page located at www.grantprideco.com.

Shareholder Recommendations for Directors

Grant Prideco’s Board of Directors has not adopted any policies relating to the consideration of shareholder nominees for director. However, any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to the Grant Prideco Nominating and Corporate Governance Committee, c/o Vice President and General Counsel, Grant Prideco, Inc., 400 N. Sam Houston Parkway East, Suite 900, Houston, Texas 77060. The written submission should contain: the name and address of the shareholder recommending the individual, as well as the individual’s name and address; a description of the nominating shareholder’s stock ownership and tenure as a stockholder; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current rules of the Securities and Exchange Commission and New York Stock Exchange; and an indication of the individual’s willingness to serve as a director of the Company.

Board Compensation

Directors’ Fees

The directors who are not employees of the Company are paid the following fees:

•	$1,500 for each Board and Committee meeting attended;

•	$1,500 for the Committee Chairman for each Committee meeting attended; and

•	$10,000 for each quarter of the year in which the person serves as a director.

In addition, directors who serve as committee chairmen receive the following additional annual fees:

•	$15,000 for the Audit Committee Chairman;

•	$10,000 for the Compensation Committee Chairman; and

•	$10,000 for the Nominating and Corporate Governance Committee Chairman.

Deferral Plan for Outside Directors

Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid to such director. The deferred fees are converted into non-monetary units representing shares of common stock that could have been purchased with the deferred fees based on the market price of the common stock at the time of the deferral. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director’s account equal to the sum of (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. Our directors may generally determine when the funds will be distributed from the plan. The amount of the distribution will be equal to the number of units in the director’s account multiplied by the market price of the common stock at the time of distribution. Distributions are required to be made in shares of our common stock. During 2005, we allocated 619, 651, 495, 787, 584, 537, 495 and 615 units to the accounts of Messrs. Butters, Fried, Hendrix, Layman, Lubar, Moses, Reid and Trice, respectively.

Stock Option Grants and Plans

Each of our non-employee directors participates in the Company’s 2000 Non-Employee Director Stock Option Plan. Our non-employee director stock option plan is designed to encourage our non-employee directors to obtain an equity interest in Grant Prideco. No options were granted to directors under this plan in 2005 and there are no additional shares available for grant under this plan.

Our non-employee directors also are eligible to participate in the Company’s 2001 Stock Option and Restricted Stock Plan. Under this plan, in February 2006 each non-employee director was awarded 2,500 shares of restricted stock. These shares vest on the one-year anniversary of the date of grant. These shares also vest in the event of a change of control of the Company or the death or disability of the director.

Certain Relationships and Related Transactions

Until April 14, 2000, we were a wholly-owned subsidiary of Weatherford International Ltd. We were spun off from Weatherford on April 14, 2000, through a distribution by Weatherford to its stockholders of all of our common stock. Weatherford no longer owns any interest in our Company; however, three of our current Board of Directors (Messrs. Butters, Lubar and Moses) also serve on Weatherford’s board of directors. These directors do not constitute a majority of either Grant Prideco’s or Weatherford’s Board of Directors. During 2005 Weatherford purchased products from us aggregating approximately $38.9 million. Total sales to Weatherford represented approximately 2.8% of our aggregate revenues in 2005 and less than 1% of Weatherford’s aggregate 2005 revenues.

Our ReedHycalog drill bits division sells drill bits worldwide to oil and gas operators, including Newfield Exploration Company. In addition, our Tubular Technology and Services division sells premium connections and tubular accessories to Newfield. Mr. Hendrix and Mr. Trice are both directors of Newfield and Mr. Trice is also Newfield’s Chairman, President and Chief Executive Officer. During 2005, Newfield purchased approximately $2.3 million of products from us, which represented less than 1% of our aggregate revenues during 2005 and less than 1% of Newfield’s aggregate 2005 revenues.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

This table shows the number and percentage of shares of common stock beneficially owned by our directors, executive officers named in our summary compensation table on page 25 of this proxy statement, and officers and directors as a group, as of March 15, 2006. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

Amount and Nature of Shares Beneficially Owned as of March 15, 2006

	Number of	Right to	Percent of
Name	Shares Owned(1)	Acquire(2)	Outstanding Shares

Michael McShane	477,635	291,285	*
David L. Butters(3)	103,750	122,801	*
Eliot M. Fried	42,500	184,026	*
Dennis R. Hendrix	7,500	61,525	*
Harold E. Layman	4,500	62,223	*
Sheldon B. Lubar(4)	450,555	184,026	*
Robert K. Moses, Jr.	384,133	193,495	*
Joseph E. Reid	2,500	61,525	*
David A. Trice	4,500	61,793	*
David R. Black	121,243	36,552	*
Philip A. Choyce	50,020	24,241	*
John D. Deane	69,914	14,039	*
Matthew D. Fitzgerald	140,304	8,976	*
All officers and directors as a group (16 persons)	1,949,221	1,503,621	1.5%

*	Less than 1%.

(1)	Includes shares of restricted stock that are subject to vesting requirements.

(2)	Includes shares of common stock that can be acquired through stock options exercisable on or prior to May 15, 2006 and rights to acquire shares under the Company’s deferred compensation arrangements as of December 31, 2005. Excludes options vesting after May 15, 2006.

(3)	Includes 26,772 shares held by his wife, for which he disclaims beneficial ownership, and 28,776 shares held in trusts for his children for which Mr. Butters is the custodian, having voting and dispositive power. Reportings do not include holdings by Lehman Brothers for which Mr. Butters does not have a beneficial interest or voting or dispositive control.

(4)	Includes 200,000 shares held by his wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 15,379 shares held in trusts for his grandchildren through the general partnership, of which he is the trustee and has voting and dispositive power. Reportings do not include holdings by Lubar Family Foundation for which Mr. Lubar does not have a beneficial interest or voting or dispositive control.

STOCK OWNED BY BENEFICIAL HOLDERS

This table shows information for each person known by us to beneficially own 5% or more of the outstanding shares of common stock as of March 15, 2006.

		Percent of
Name and Address of Beneficial Owner	Number of Shares(1)	Outstanding Shares

CAM North America, LLC(2)	13,310,145	10.2%
399 Park Avenue New York, New York 10022
FMR Corp.(3)	10,820,251	8.3%
82 Devonshire Street Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.(4)	10,784,394	8.2%
100 East Pratt Street Baltimore, Maryland 21202

(1)	This information included in the table and the footnotes is based on information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. The person listed has sole voting and dispositive power for its shares of common stock, unless otherwise noted.

(2)	Represents a group consisting of CAM North America, LLC (CAM), Smith Barney Fund Management LLC (SBFM), TIMCO Asset Management Inc. (TIMCO), and Salomon Brothers Asset Management, Inc. (SBAM) within this group, CAM beneficially owns 7,222,304 shares, SBFM beneficially owns 5,990,986 shares, TIMCO beneficially owns 64,807 shares and SBAM beneficially owns 32,048 shares.

(3)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 10,095,531 shares as a result of acting as investment adviser to various registered investment companies (the “Funds”). Edward C. Johnson 3d, FMR’s Chairman and principal stockholder, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 10,095,531 shares. Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR, is the beneficial owner of 450,220 shares as a result of serving as investment manager of various institutional accounts. Edward C. Johnson 3d, FMR, through its control of FMTC, each has sole power to dispose of 450,220 shares. The Funds’ Board of Trustees has sole power to vote all shares owned by the Funds. Fidelity carries out the voting of the Funds’ shares under written guidelines established by the Funds’ Board of Trustees.

(4)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report.

We have reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management and have discussed with Deloitte & Touche LLP, independent public accountants, our independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended with respect to those statements.

We have received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Deloitte & Touche its independence in connection with its audit of our most recent financial statements.

Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

We also reviewed with Deloitte & Touche and our management the various fees that we have paid to Deloitte & Touche during 2005 for services they rendered in connection with our annual audits, audit related fees, tax fees and other fees.

We have considered whether the provision of non-audit services by Deloitte  & Touche is compatible with maintaining auditor independence.

Harold E. Layman (Chairman)
David J. Butters
Sheldon B. Lubar
Robert K. Moses, Jr.

EXECUTIVE OFFICERS

In addition to Mr. McShane, whose biography is shown on page 6, the following persons are our executive officers. None of our executive officers or directors has any family relationships with each other.

Name	Age	Position

Michael McShane	52	Chairman of the Board, President and Chief Executive Officer
David R. Black	49	President — Drilling Products and Services Division
Greg L. Boane	43	Corporate Controller and Chief Accounting Officer
Jim Breihan	49	President — Tubular Technology and Services Division
Philip A. Choyce	39	Vice President, General Counsel and Secretary
John D. Deane	54	President — ReedHycalog
Matthew D. Fitzgerald	48	Senior Vice President and Chief Financial Officer
James M. Mitchell	38	Treasurer

David R. Black was appointed our President — Drilling Products & Services in August 2004. From March 2004 until August 2004, Mr. Black served as our President — Tubular Technology and Services Division. From December 2002 until March 2004, Mr. Black served as our Vice President — Operations for our ReedHycalog division. Prior to joining us, Mr. Black served as a business development consultant for Schlumberger Technology Corporation from January 2000 until December 2002 and Vice President and General Manager — Well Completions and Productivity from 1998 until January 2000. Prior to the merger of Camco International, Inc. with Schlumberger in 1998, Mr. Black worked for over twenty years in key management positions at Camco International, including most recently as the President of the Camco Products and Services division.

Greg L. Boane has served as our Corporate Controller since 1999. Prior to joining us, Mr. Boane was Corporate Controller for Noble Drilling Services, Inc. from November 1996 to October 1999. Prior to joining Noble Drilling Services, Inc., Mr. Boane worked for McDonald’s Corporation as a Regional Controller and EVI, Inc. as Assistant Corporate Controller. Mr. Boane has a B.B.A. in Finance from Texas A&M University and is a Certified Public Accountant.

Jim Breihan was appointed President — Tubular Technology and Services Division in November 2004. Prior to such appointment, Mr. Breihan served as Vice President Engineering for our Drilling Products and Services division beginning in May 2004 and our Vice President — Engineering for our Corporate Support Group from October 2001 until May 2004. Mr. Breihan has a BSME from The University of Texas at Austin.

Philip A. Choyce has served as our Vice President, General Counsel and Secretary since January 1, 2001. From December 1999 until January 1, 2001, Mr. Choyce served as our Vice President and Associate General Counsel. Prior to joining us, Mr. Choyce was a senior associate with Fulbright & Jaworski L.L.P.’s corporate law practice in Houston, Texas. Prior to joining Fulbright & Jaworski L.L.P., Mr. Choyce was a certified public accountant with Ernst & Young LLP in Houston, Texas. Mr. Choyce has a B.B.A. in Accounting from Texas A&M University and a J.D. from the University of Texas at Austin.

John D. Deane has served as President-ReedHycalog since our acquisition of the ReedHycalog drill bits business from Schlumberger Technology Corporation in December 2002. From 1999 until his retirement from Schlumberger in January 2002, Mr. Deane served as Schlumberger’s Vice President of Drilling Technology. From 1996 until the merger of Camco International into Schlumberger in 1999, Mr. Deane served as Camco’s President of Hycalog. Prior to such time, Mr. Deane served in various positions of increasing responsibility within ReedHycalog.

Matthew D. Fitzgerald was named Senior Vice President and Chief Financial Officer in January 2006. Prior to such appointment, Mr. Fitzgerald served as Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC beginning in March 2001. Mr. Fitzgerald was employed by BJ Services Company from 1989 to 2001, where he served as Vice President and Controller from 1998 to 2001 and as Controller from 1989 to 1998. Mr. Fitzgerald also was a senior manager with the accounting firm of Ernst & Whinney. Mr. Fitzgerald serves as a director of Maverick Oil and Gas, Inc.

James M. Mitchell has served as the Company’s Treasurer since May 2003. Mr. Mitchell joined Grant Prideco as its Director of Tax in October 1999 and served as its Director of Investor Relations and Corporate Development from 2002 through May 2003. Prior to joining Grant Prideco, Mr. Mitchell was Director of International Tax for Azurix Corporation. Mr. Mitchell has a B.B.A. in Accounting from Georgia State University and an M.P.A. specializing in taxation from the University of Texas at Austin.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is pleased to present this report on the compensation policies for our executive officers for 2005. This report sets forth the major components of executive compensation and the basis by which 2005 compensation determinations were made by the Compensation Committee for the executive officers.

Compensation Policy and Guidelines

The goal of our compensation policy and practices is to provide a competitive compensation package designed to attract and retain key executive officers and to offer compensation programs that align executive compensation levels with the interests of stockholders and with the Company’s overall performance. With this objective in mind, our executive compensation program includes a combination of reasonable base salaries and various long and short-term incentive programs linked to the Company’s financial and stock performance.

Compensation Program Components

Decisions on compensation, stock options, restricted stock and other long-term incentive plans are made by the Compensation Committee after consideration of the Company’s results, analysis by compensation consultants approved by the Compensation Committee and discussion with and recommendations from Mr. McShane as to the executive officers under his supervision. The particular elements of the compensation programs for Mr. McShane and other executive officers are explained in more detail below.

Base Salary.

The Compensation Committee reviews base salary levels for the Company’s executive officer on an annual basis. Base salary adjustments are based primarily on market factors, including the market for similar executives, the operations under each executive’s supervision for which he is specifically accountable, analysis performed by compensation consultants engaged by the Committee and the desire by us to recruit and retain these key executive officers. Our analysis also includes comparisons with companies in the same industry and of similar size and complexity as the Company, including a number of companies in the Philadelphia Oilfield Service Index (“OSX”), which is part of our performance graph on page 30 of this proxy statement. During 2005, executive salaries were adjusted only to the extent necessary so that each executive’s base salary represented the median level for comparable companies and peer groups. Mr. McShane’s salary was increased $35,000 during 2005 to $535,000.

Bonus Compensation.

We provide annual performance compensation to our executive officers in the form of cash bonuses. The purpose of the annual bonus plan is to provide motivation toward, and reward the accomplishment of, corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. During 2005, bonus award levels were established jointly by the Committee and management and were based upon performance criteria relating to earnings per share and return on net capital employed. There were minimal discretionary components to the bonus plan and bonuses were earned based principally upon the achievement of the Company’s corporate and/or divisional performance objectives depending upon the nature of the executive officer’s duties.

Performance objectives were established at three levels: entry level, expected value (target level) and over-achievement level. The Committee does not disclose the specific objectives because it believes such disclosure would be detrimental to the Company’s competitive position with respect to the industry. All executive officers were paid a bonus consistent with meeting the established performance criteria for 2005 based upon the officer’s particular duties and responsibilities. The Company’s corporate-wide earnings and return on capital objectives exceeded the over-achievement level in 2005. Thus, Mr. McShane was paid a bonus of $1,070,000 under this program.

Deferred Compensation Plan.

We maintain an executive deferred compensation plan that provides our key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of the common stock and that may only be realized upon the employee’s retirement, termination or death. Under this plan, eligible employees receive a tax deferred contribution under the plan equal to 7.5% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of shares of common stock that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest in our common stock, the participating employees are offered the opportunity to defer up to 7.5% of their compensation to their account under this plan, in which case we will make a matching contribution equal to the amount of the deferral by the employee. Mr. McShane and our other executive officers have all elected to defer 7.5% of their compensation under this plan. This plan provides for a five-year vesting period with respect to the Company’s contributions and the ultimate value of benefits under the plan to the participant are wholly dependent upon the price of our common stock at the time of the employee’s retirement, termination, death or disability.

Stock Option and Restricted Stock Awards.

The use of stock options and restricted stock is considered to be an important incentive to our executive officers for working toward the Company’s long-term growth. Accordingly, we have from time to time granted to the executive officers stock options and restricted stock. The number of shares granted is determined based on the level and contribution of the officer and has generally taken into account stock ownership and other options held by the officer. Stock options and restricted stock are generally subject to vesting over a number of years. In 2005, we granted shares of restricted stock to our executive officers. Under the terms of these grants, such shares do not vest unless the executive remains with the Company for nine years but are eligible for early vesting beginning three years after the date of grant if the total return on the Company’s common stock is in the 50th to 75th percentile of total returns for a peer group of oilfield service companies selected by the Committee. The number of shares granted were based upon the executive’s roles and responsibilities in the Company as well as analysis performed by the Committee’s compensation consultant. The Committee believes this form of grant provides the executives long-term incentives to outperform peer companies in the oil field services industry. Mr. McShane was granted 60,000 shares of restricted stock in 2005.

Compensation Deduction Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to our five highest paid executives. Excluded from the limitation is compensation that is “performance based”. For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Company’s stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company’s stockholders. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

Summary

We believe that the executive compensation program followed by us in 2005 was consistent with the compensation programs provided by other companies that are comparable in size and complexity to the Company and with which the Company competes, including many of the companies in the OSX. We further believe that the compensation program is necessary to retain the services of officers and employees who are essential to the continued success and development of the Company and to compensate those officers and employees for their efforts and achievements. The Board and Compensation Committee intend to review the compensation policies on an ongoing basis to assure that compensation paid appropriately reflects corporate and individual performance, yielding awards that are reflective of the annual financial and operational results of the Company. Finally, we believe that our long-term incentive programs provide significant incentives to our key employees to enhance stockholder value by providing financial opportunities to them that are consistent with and dependent upon the returns that are generated on behalf of the Company’s stockholders.

David A. Trice (Chairman)
Eliot M. Fried
Robert K. Moses, Jr.

SUMMARY COMPENSATION TABLE

This table shows the total compensation paid for the years ended December 31, 2003, 2004 and 2005, to Mr. McShane and our other four most highly compensated executive officers during 2005 (collectively, our “Named Executive Officers”):

					Long-Term Compensation Awards
		Annual Compensation		Other Annual	Restricted		All Other
		Salary	Bonus	Compensation	Stock	Options	Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)(2)	($)(3)	(# Shares)	($)(4)

Michael McShane	2005	$535,000	$1,070,000	$238,156	$1,368,600	—	$64,977
Chairman, President and	2004	509,019	900,000	112,053	1,700,000	—	34,841
Chief Executive Officer(5)	2003	487,000	250,000	99,750	—	—	11,335
Matthew D. Fitzgerald	2005	295,625	354,000	109,273	410,580	—	34,499
Senior Vice President and	2004	264,423	405,000	39,664	1,336,680	125,000	342
Chief Financial Officer(6)	2003	—	—	—	—	—	—
David R. Black	2005	264,960	318,000	82,368	410,580	—	9,868
President — Drilling	2004	220,031	240,000	48,374	462,400	—	7,582
Products & Services(6)	2003	—	—	—	—	—	—
John D. Deane	2005	265,000	280,000	75,404	410,580	—	27,239
President —	2004	254,219	192,000	65,528	462,400	—	6,541
ReedHycalog(7)	2003	237,343	190,700	31,154	—	—	4,042
Philip A. Choyce	2005	262,500	262,000	83,786	273,720	—	29,767
Vice President, General	2004	255,411	250,000	48,377	308,380	—	17,711
Counsel and Secretary	2003	242,200	74,300	44,100	—	—	8,671

(1)	Salary and bonus compensation include amounts deferred by each executive officer under our Executive Deferred Compensation Stock Ownership Plan (the “Executive Deferred Plan”) described in Note 2 below. The bonus amounts were earned in the year in which they are shown in the table but were paid in the first half of the following year. No compensation is shown for executive officers during years that they did not serve as executive officers of the Company.

(2)	Other Annual Compensation includes (i) car allowances, (ii) country club dues and (iii) the amount contributed by us under the Executive Deferred Plan equal to 7.5% of each annual officer’s compensation for each year, plus (ii) our matching contribution under the Executive Deferred Plan equal to 100% of the amount deferred by the officer. Each officer can defer up to 7.5% of his total salary and bonus compensation each year. Our contributions vest over a five-year period on the basis of 20% per year for each year of service by an officer with us. Under the Executive Deferred Plan, the compensation deferred by each officer and our contributions are converted into non-monetary units equal to the number of shares of common stock that could have been purchased by the amounts deferred and contributed at a market-based price. Distributions are made under the Executive Deferred Plan after an officer retires, terminates his employment or dies. The amount of the distribution under the Executive Deferred Plan is based on the number of vested units in the officer’s account multiplied by the market price of the common stock at that time. Distributions under the Executive Deferred Plan are required to be made in shares of Grant Prideco common stock. Our obligations with respect to the Executive Deferred Plan are unfunded. However, we have established a grantor trust that is subject to the claims of our creditors, into which funds are deposited with an independent trustee that purchases shares of common stock for the Executive Deferred Plan. During 2005, Messrs. McShane, Fitzgerald, Black, Deane and Choyce received company contributions to their accounts of $214,442, $93,367, $75,168, $68,202 and $76,586, respectively.

(3)	Restricted stock granted in 2004 and 2005 does not vest unless the executive remains with the Company for nine years but is eligible for early vesting beginning three years after the date of grant if the total return on the Company’s common stock is in the 50th to 75th percentile of total returns for a peer group of companies selected by the Compensation Committee of the Board of Directors. With respect to restricted stock awards in 2004, the Company also granted tandem tax rights to the executives pursuant to which the Company will reimburse the executive for his income tax liability if and when such shares of restricted stock vest. Information for Mr. Fitzgerald also includes 60,000 shares of restricted stock granted to him in 2004 in connection with his initial hire. These shares vest on the third anniversary of the date of his hire and do not include tandem tax rights. Dividends paid in connection with all restricted stock grants remain subject to all vesting conditions.

(4)	Represents matching contributions under our 401(k) Savings Plan, non-qualified deferred compensation plan and life insurance premiums. During 2005, Messrs. McShane, Fitzgerald, Black, Deane and Choyce each received matching contributions to their 401(k) accounts of $3,938, $9,450, $9,450, $9,450 and $9,450, respectively, matching contributions to their non-qualified deferred compensation accounts of $60,169, $24,571, $0.00, $17,354 and $19,882, respectively, and life insurance premiums of $870, $478, $418, $435 and $435, respectively.

(5)	Mr. McShane’s compensation excludes amounts due to him under his supplemental retirement plan that do not vest until he reaches age 55. See the discussion of this plan beginning on page 27 of this proxy statement.

(6)	Mr. Fitzgerald began employment with the Company in January 2004. Mr. Fitzgerald’s 2004 bonus compensation includes a sign-on bonus of $75,000 paid upon his initial hire.

(7)	Mr. Black did not serve as an executive officer of the Company until 2004.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of Grant Prideco common stock that may be issued under our existing equity compensation plans, including our 2000 Employee Stock Option and Restricted Stock Plan, 2001 Stock Option and Restricted Stock Plan and 2000 Non-Employee Director Stock Option Plan.

			C
	A		Number of Securities Remaining
	Number of Securities	B	Available for Future Issuance
	to be Issued upon	Weighted Average	Under Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	2,822,613	$15.20	1,268,341
Equity Compensation Plans Not Approved by Stockholders(2)	1,783,100	9.32	507,552

Total(3)	4,605,713	$12.92	1,775,893

(1)	Consists of our 2000 Stock Option and Restricted Stock Plan and Non-Employee Director Stock Option Plan. Column B excludes the effect of 585,550 shares of restricted stock that were granted pursuant to the 2000 plan.

(2)	Consists of the 2001 Stock Option and Restricted Stock Plan and director warrants granted in 2000. The 2001 plan provides for the grant of stock options and restricted stock to directors and key employees of the company. The plan limits the number of shares available for grant to directors and executive officers to 50% or less of the total shares subject to award. The plan is administered by the Compensation Committee, who determines the vesting and other terms for each award.

(3)	Pursuant to the terms and conditions of our spinoff from Weatherford International in April 2000, options to purchase shares of common stock were granted to certain Weatherford employees who held options to purchase Weatherford common stock. Such replacement options were required to be issued due to the change in capitalization caused by the dividend of Grant Prideco common stock in connection with the spinoff. Options to purchase 141,675 shares at a weighted average stock price of $12.36 per share are held by these Weatherford employees as of December 31, 2005. These options were not included in the aforementioned table. In addition, the table excludes the effect of options and restricted stock granted after December 31, 2005. During 2006, through the date of this Proxy Statement, an aggregate of 204,000 shares of restricted stock and options to purchase 275,000 shares of common stock have been granted.

Aggregated Option Exercises in 2005
and December 31, 2005 Option Values

The following table sets forth certain information relating to stock options exercised by the Named Executive Officers during 2005 as well as stock options outstanding and owned by our Named Executive Officers as of December 31, 2005.

			Options at
	Shares	Value	December 31, 2005		In-the-Money Options at
	Acquired	Realized	(# Shares)		December 31, 2005 ($)(2)
Name	on Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael McShane	—	—	250,000	—	$8,717,500
Matthew D. Fitzgerald	—	—	—	125,000	—	$3,858,750
David R. Black	15,000	$564,000	25,000	—	894,250	—
John D. Deane	150,000	5,572,028	—	—	—	—
Philip A. Choyce	244,606	5,296,697	—	—	—	—

(1)	Value realized represents the difference between the fair market value on the date of exercise and the exercise price paid to acquire the shares.

(2)	The value is based on the difference in the closing market price of the common stock on December 31, 2005, the last trading day during 2005 ($44.12 per share), and the exercise price of the options. The actual value, if any, of the unexercised options will depend on the market price of the common stock at the time of exercise of the options.

Supplemental Executive Retirement Plan

We implemented a supplemental executive retirement plan for Mr. McShane in accordance with the terms of his employment agreement. Mr. McShane is the only participant in the plan.

The following table indicates the hypothetical annual benefit payable under the plan based on a hypothetical single life annuity computation starting at age 60, using a formula of 2% per year of service, but not more than 60%, of the participant’s “highest average compensation,” which is the average base salary and bonus paid for the three highest consecutive years out of the participant’s last ten years of employment. This benefit would be reduced by the social security and other benefits listed below.

Highest Average	Years of Service
Compensation	5	10	15	20	25	30

$ 200,000	$20,000	$40,000	$60,000	$80,000	$100,000	$120,000
$ 400,000	40,000	80,000	120,000	160,000	200,000	240,000
$ 600,000	60,000	120,000	180,000	240,000	300,000	360,000
$ 800,000	80,000	160,000	240,000	320,000	400,000	480,000
$1,000,000	100,000	200,000	300,000	400,000	500,000	600,000
$1,200,000	120,000	240,000	360,000	480,000	600,000	720,000
$1,400,000	140,000	280,000	420,000	560,000	700,000	840,000
$1,600,000	160,000	320,000	480,000	640,000	800,000	960,000
$1,800,000	180,000	360,000	540,000	720,000	900,000	1,080,000

The credited years of service at December 31, 2005 for Mr. McShane were 24 years. The compensation covered by the plan for the most recent three years does not differ by more than 10% from the annual compensation shown in the Summary Compensation Table on page 25 of this proxy statement.

The hypothetical annuity shown above would be reduced by (i) the social security benefit payable at age 62 and (ii) certain contributions by the Company for Mr. McShane’s account under the Company’s 401(k) plan. In case of early retirement, death, disability or change in control before the participant reaches age 60, the benefit is reduced.

The actual benefit payable is the actuarial equivalent of the hypothetical annuity, after applicable offsets, paid out over a period elected by the participant of from five to 30 years.

Mr. McShane’s benefit is fully vested upon his fifty-fifth birthday. Prior to age 55, no part of the benefit is vested unless Mr. McShane dies, becomes disabled, is terminated without cause under his employment agreement, resigns for good reason under his employment agreement or a change in control occurs. If one of these events occurs, the participant’s benefit will be fully vested. In the event of a change in control, the participant will be given three years’ credit for years of service and age in calculating the benefit.

Mr. McShane’s interest in the plan is generally distributed upon retirement in accordance with his distribution election. The Compensation Committee may, however, direct that the benefits be paid as a lump sum. A lump sum payment will be paid in the event of death or a change in control, and may be paid by the Committee at the request of the participant in the case of disability. In the event of a change in control, the participant will receive a “gross-up” payment sufficient to satisfy any excise tax payments that may be imposed by Section 4999 of the Code and any additional taxes imposed with respect to such gross-up payments, in accordance with the provisions of the plan.

The Company has purchased life insurance to finance the benefits under this plan.

Employment Contracts

We have entered into an employment agreement with Mr. McShane, which has a term of three years and is renewable annually. The base compensation currently payable to Mr. McShane under his employment agreement is $600,000. Under the terms of his employment agreement, if we terminate Mr. McShane’s employment for any reason other than “cause” or “disability” or if he terminates his or her employment for “good reason”, as defined in the employment agreement, Mr. McShane will be entitled to receive the following benefits:

•	three times his current annual base compensation plus the highest bonus paid to the executive during the three years prior to the year of termination,

•	any accrued salary or bonus (pro-rated to the date of termination),

•	an amount payable as if all retirement plans were vested,

•	the amount that would have been contributed as our match under our 401(k) plan and our Executive Deferred Plan for three years,

•	his car allowance for three years, and

•	vesting of all stock options and restricted stock and the right to surrender such stock options within 30 days of termination for a payment equal to the difference between the exercise price for each option and the highest reported sales stock price as reported on the New York Stock exchange during the 60 day period prior to the date of termination.

Under Mr. McShane’s employment agreement, “cause” is defined as the willful and continued failure to perform the executive’s job after written demand is made by the board or the willful engagement in illegal conduct or gross misconduct by the executive. Termination by Mr. McShane for “good reason” is generally defined as:

•	a material reduction in title and/or responsibilities of the executive,

•	certain relocations of the executive, or

•	any material reduction in the executive’s benefits.

All health and medical benefits would also be maintained after termination for a period of three years provided Mr. McShane makes his required contribution.

Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and Mr. McShane to adverse U.S. federal income tax consequences. Mr. McShane’s employment agreement provides that we would be required to pay him a “gross up payment” to insure that he receives the total benefit intended by the employment agreement.

We also have entered into employment agreements with Messrs. Fitzgerald, our Senior Vice President and Chief Financial Officer, in connection with his hiring in 2004, and Mr. Choyce, our Vice President and General Counsel, in connection with his hiring in 1999. These agreements provide for a severance benefit be paid to each of these individuals in the event of termination of employment “without cause” or for “good reason” equal to two times the individual’s highest salary and bonus during the three years preceding termination, two times the individuals other benefits (401(K) matching, car allowance, contributions to the Executive Deferred Plan) and vesting of stock options, restricted stock and other benefits. In the event of termination of Mr. Fitzgerald in connection with a change of control, Mr. Fitzgerald would receive a “three times payment”.

We have entered into a change of control agreement with Messrs. Black, Boane, Breihan, Choyce, Deane and Mitchell. Under these agreements, the executives will be provided with certain benefits if there is both a change of control of Grant Prideco and the executive is subsequently terminated for any reason other than for “cause” or elects to terminate his employment for “good reason” within two years after a change of control. A change of control is defined generally as an acquisition by a person or group of persons of at least 50% of our outstanding common stock. Under these agreements, if there is a change of control of Grant Prideco, we would agree that the executive’s base salary would not decrease unless there was a company-wide salary reduction, the executives also would continue to be eligible for an annual bonus under our incentive plan applicable to other key employees and, if we are not the surviving entity in a change of control, the surviving company would be required to issue substantially similar options in replacement of any Grant Prideco options held by the executive. These benefits would not be in addition to any benefits due under any employment agreement or arrangement with the Company.

FIVE-YEAR PERFORMANCE GRAPH

This graph compares the yearly cumulative return on the common stock with the cumulative return on the S & P 500 and the Philadelphia Oilfield Service Index (“OSX”) since December 31, 2000. The graph assumes the value of the investment in the common stock and each index was $100 on December 31, 2000, and that all dividends are reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG GRANT PRIDECO, INC., THE S & P 500 INDEX
AND THE PHLX OIL SERVICE SECTOR INDEX

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Grant Prideco	100	52.42	53.06	59.35	91.40	201.12
S&P 500	100	88.12	68.64	88.33	97.94	102.75
OSX	100	69.47	63.41	73.29	99.13	148.72

OTHER INFORMATION

Independent Accountants

On July 26, 2005, Ernst & Young LLP (“E&Y”) informed the Audit Committee of the Company that they would decline to stand for re-election as the Company’s independent registered public accounting firm and would resign effective following completion of their review of the Company’s financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005, which resignation was effective August 9, 2005.

The Audit Committee simultaneously approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005, effective August 9, 2005. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

E&Y’s report on the Company’s financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2004 and during the subsequent interim period through August 9, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused such firm to make reference thereto in connection with its reports on the Company’s financial statements for such periods.

During the year ended December 31, 2004 and during the subsequent interim period through August 9, 2005, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v), except as previously reported, with respect to the Company’s evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2004. Management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 based on the COSO criteria. E&Y and the Audit Committee discussed these matters and the Company has authorized E&Y to respond fully to inquiries by the Company’s successor accountants regarding these matters without limitation.

The Company provided E&Y with a copy of the above disclosures, also set forth in the Company’s Current Reports on Form 8-K dated July 26, 2005 and August 9, 2005, and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether it agrees with such disclosures by the Company and, if not, stating the respects in which it does not agree. A copy of the letter from E&Y is filed as Exhibit 16.1 to each of such Current Reports on Form 8-K.

During the year ended December 31, 2004 and during the subsequent interim period through August 9, 2005, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or events listed in Item 304(a)(2) of SEC Regulation S-K.

Audit Fees

The following table presents aggregate fees billed for professional services rendered for the Company by Ernst & Young LLP, our principal auditor for the year ended December 31, 2004, and by Deloitte & Touche LLP, our principal auditor for the year ended December 31, 2005.

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
	2004	2005
	(in thousands)

Audit Fees(1)	$3,977	$2,831
Audit Related Fees(2)	106	—
Tax Fees(3)	2	222
All Other Fees(4)	—	105

Total Fees	$4,085	$3,158

(1)	Audit fees relate to the audit of the annual financial statements, quarterly reviews of financial statements, Sarbanes-Oxley Section 404 internal control audit, statutory audits of foreign subsidiaries and assistance in any required filings with the SEC.

(2)	Audit related fees in 2004 relate to audits of benefit plans.

(3)	Tax fees relate primarily to international tax advice for our international subsidiaries.

(4)	All other fees in 2005 relate primarily to accounting services that were provided to us prior to Deloitte & Touche being appointed as our principal auditors.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services by Deloitte & Touche. In general, all services must be pre-approved at duly convened meetings of the Audit Committee or by the Chairman of the Audit Committee. Any services approved by the Audit Committee Chairman are required to be discussed at the following regular meeting of the Audit Committee. All fees paid in 2005 after Deloitte & Touche’s appointment as our auditors were approved in accordance with these procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

All of our executive officers and directors are required to file initial reports of stock ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed these reports, including any amendments, and written representations from the current executive officers and directors of the Company. Based on this review, we believe that all filing requirements were met during 2005.

Proposals By Stockholders

Stockholder proposals for our Annual Meeting to be held in 2006 must be received by us by January 11, 2007, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If a stockholder desires to bring business before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the proposal must be received by us by January 11, 2007. Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 400 North Sam Houston Parkway East, Suite 900, Houston, Texas 77060.

Other Business

We know of no other business that will be brought before our Annual Meeting. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the proxies as they deem advisable.

Additional Information Available

We have filed an Annual Report on Form 10-K for 2005 with the Securities and Exchange Commission. A complete copy of our Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov. In addition, our Corporate Compliance and Business Ethics Manual, Corporate Governance Guidelines, and the charters for each of our Board Committees are available on the investor relations section of our website at www.grantprideco.com.

We will provide to any stockholder a copy of these documents without charge upon written request. Copies of any exhibits to our Annual Report on 10-K also are available upon written request subject to a charge for copying and mailing. If you wish to obtain a paper copy of these documents or have any other questions about us, please contact our Investor Relations Department in writing (400 North Sam Houston Parkway East, Suite 900, Houston, Texas 77060) or by telephone (281) 878-8000).

EXHIBIT A

GRANT PRIDECO, INC.
2006 LONG-TERM INCENTIVE PLAN

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION		1
1.1	Establishment	1
1.2	Purpose of the Plan	1
1.3	Duration of Plan	1

ARTICLE II DEFINITIONS		1
2.1	Affiliate	1
2.2	Award	1
2.3	Award Agreement	1
2.4	Board	1
2.5	Cash-Based Award	1
2.6	Code	1
2.7	Committee	1
2.8	Company	2
2.9	Corporate Change	2
2.10	Director	2
2.11	Disability	2
2.12	Dividend Equivalent	2
2.13	Employee	2
2.14	Exchange Act	2
2.15	Fair Market Value	2
2.16	Fiscal Year	2
2.17	Holder	2
2.18	ISO	2
2.19	Minimum Statutory Tax Withholding Obligation	2
2.20	NSO	2
2.21	Option	2
2.22	Option Price	2
2.23	Other Stock-Based Award	2
2.24	Parent Corporation	2
2.25	Performance Goals	3
2.26	Performance Cash Award	3
2.27	Performance Stock Award	3
2.28	Performance Unit Award	3
2.29	Period of Restriction	3
2.30	Plan	3
2.31	Restricted Stock	3
2.32	Restricted Stock Award	3
2.33	RSU	3
2.34	RSU Award	3
2.35	SAR	3
2.36	Section 409A	3
2.37	Stock	3
2.38	Subsidiary Corporation	3
2.39	Substantial Risk of Forfeiture	3
2.40	Ten Percent Stockholder	3
2.41	Termination of Employment	3
ARTICLE III ELIGIBILITY AND PARTICIPATION		4
3.1	Eligibility	4
3.2	Participation	4

A-i

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS		4
4.1	Authority to Grant Awards	4
4.2	Dedicated Shares	4
4.3	Non-Transferability	4
4.4	Requirements of Law	5
4.5	Changes in the Company’s Capital Structure	5
4.6	Election Under Section 83(b) of the Code	7
4.7	Forfeiture Events	7
4.8	Award Agreements	7
4.9	Amendments of Award Agreements	7
4.10	Rights as Stockholder	7
4.11	Issuance of Shares of Stock	7
4.12	Restrictions on Stock Received	7
4.13	Compliance With Section 409A	8
ARTICLE V OPTIONS		8
5.1	Authority to Grant Options	8
5.2	Type of Options Available	8
5.3	Option Agreement	8
5.4	Option Price	8
5.5	Duration of Option	8
5.6	Amount Exercisable	8
5.7	Exercise of Option	8
5.8	Notification of Disqualifying Disposition	9
5.9	No Rights as Stockholder	9
5.10	$100,000 Limitation on ISOs	9
ARTICLE VI STOCK APPRECIATION RIGHTS		9
6.1	Authority to Grant SAR Awards	9
6.2	General Terms	9
6.3	SAR Agreement	9
6.4	Term of SAR	9
6.5	Exercise of SAR	9
6.6	Payment of SAR Amount	9
6.7	Termination of Employment	10
ARTICLE VII RESTRICTED STOCK AWARDS		10
7.1	Restricted Stock Awards	10
7.2	Restricted Stock Award Agreement	10
7.3	Holder’s Rights as Stockholder	10
ARTICLE VIII RESTRICTED STOCK UNIT AWARDS		10
8.1	Authority to Grant RSU Awards	10
8.2	RSU Award	11
8.3	RSU Award Agreement	11
8.4	Dividend Equivalents	11
8.5	Form of Payment Under RSU Award	11
8.6	Time of Payment Under RSU Award	11
ARTICLE IX PERFORMANCE CASH AWARDS. PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS		11
9.1	Authority to Grant Performance Cash Awards, Performance Stock Awards and Performance Unit Awards	11
9.2	Performance Goals	11
9.3	Time of Establishment of Performance Goals	12

A-ii

9.4	Written Agreement	12
9.5	Form of Payment Under Performance Cash Award or Performance Unit Award	12
9.6	Time of Payment Under Performance Cash Award or Performance Unit Award	12
9.7	Holder’s Rights as Stockholder With Respect to a Performance Stock Award	12
9.8	Increases Prohibited	12
9.9	Stockholder Approval	12

ARTICLE X OTHER STOCK BASED AWARDS		12
10.1	Authority to Grant Other Stock-Based Awards	12
10.2	Value of Other Stock-Based Award	13
10.3	Payment of Other Stock-Based Award	13
10.4	Termination of Employment	13

ARTICLE XI CASH-BASED AWARDS		13
11.1	Authority to Grant Cash-Based Awards	13
11.2	Value of Cash-Based Award	13
11.3	Payment of Cash-Based Award	13
11.4	Termination of Employment	13

ARTICLE XII SUBSTITUTION AWARDS		13

ARTICLE XIII ADMINISTRATION		13
13.1	Awards	13
13.2	Authority of the Committee	14
13.3	Decisions Binding	14
13.4	No Liability	14

ARTICLE XIV AMENDMENT OR TERMINATION OF PLAN		14
14.1	Amendment, Modification, Suspension, and Termination	14
14.2	Awards Previously Granted	14

ARTICLE XV MISCELLANEOUS		15
15.1	Unfunded Plan/No Establishment of a Trust Fund	15
15.2	No Employment Obligation	15
15.3	Tax Withholding	15
15.4	Gender and Number	15
15.5	Severability	16
15.6	Headings	16
15.7	Other Compensation Plans	16
15.8	Other Awards	16
15.9	Successors	16
15.10	Law Limitations/Governmental Approvals	16
15.11	Delivery of Title	16
15.12	Inability to Obtain Authority	16
15.13	Investment Representations	16
15.14	Persons Residing Outside of the United States	16
15.15	Governing Law	16

A-iii

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1  Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “Grant Prideco, Inc. 2006 Long-Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Cash-Based Awards and Other Stock-Based Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).

1.2  Purpose of the Plan.  The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3  Duration of Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1  “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2  “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Cash Awards, Performance Stock Awards, Performance Unit Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

2.3  “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4  “Board” means the board of directors of the Company.

2.5  “Cash-Based Award” means an Award granted pursuant to Article XI.

2.6  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him pursuant to Section 4.1.

2.8  “Company” means Grant Prideco, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.9  “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.10  “Director” means a director of the Company who is not an Employee.

2.11  “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.12  “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.13  “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.14  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.15  “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.16  “Fiscal Year” means the Company’s fiscal year.

2.17  “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.18  “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.19  “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.20  “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.21  “Option” means an adoption to purchase Stock granted pursuant to Article V.

2.22  “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.23  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.24  “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.25  “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.26  “Performance Cash Award” means an Award designated as a performance cash award granted to a Holder pursuant to Article IX.

2.27  “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.28  “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.29  “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.30  “Plan” means the Grant Prideco, Inc. 2006 Long-Term Incentive Plan, as set forth in this document as it may be amended from time to time.

2.31  “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.32  “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.33  “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.34  “RSU Award” means an Award granted pursuant to Article VIII.

2.35  “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.36  “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.37  “Stock” means the common stock of the Company, $0.1666 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.38  “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.39  “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

2.40  “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.41  “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Optionee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1  Eligibility.  Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are Employees, Directors and consultants of the Company or an Affiliate. Awards other than ISOs, Performance Stock Awards, or Performance Units Awards may also be granted to a person who is expected to become an Employee within six months or who is a consultant of the Company or an Affiliate. In no event will an ISO be granted to any person other than a key Employee.

3.2  Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1  Authority to Grant Awards.  The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards (other than Awards pursuant to Article IX) as inducements to hire prospective Employees who will not be officers of the Company subject to Section 16 of the Exchange Act, but such awards shall not exceed 100,000 shares of Stock per Fiscal Year. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article IX) to eligible persons who are not officers of the Company subject to the provisions of Section 16 of the Exchange Act.

4.2  Dedicated Shares.  The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 3,500,000. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

4.3  Non-Transferability.  Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4  Requirements of Law.  The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5  Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment, and (3) all other share amounts included in the Plan, including those contained in Sections 4.1, 5.1, 6.1 and 9.1 shall be adjusted using the same principles as described in (2) above relating to the number and class of stock reserved to be issued under the Plan.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement, employment or change of control agreement, or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award

Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6  Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7  Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.8  Award Agreements.  Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.9  Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.10  Rights as Stockholder.  A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Stock Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.11  Issuance of Shares of Stock.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.12  Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.13  Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

ARTICLE V

OPTIONS

5.1  Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The aggregate number of shares of Stock with respect to Options may be granted under the Plan is 3,500,000 and the aggregate number of shares of stock with respect to which ISOs may be granted under the Plan is 200,000. The maximum number of shares of Stock with respect to which Options may be granted to an Employee during a Fiscal Year is 1,000,000.

5.2  Type of Options Available.  Options granted under the Plan may be NSOs or ISOs.

5.3  Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO.

5.4  Option Price.  The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5  Duration of Option.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6  Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7  Exercise of Option.

(a) General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b) Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8  Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9  No Rights as Stockholder.  An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.10  $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1  Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is 1,000,000.

6.2  General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR.

6.3  SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4  Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.5  Exercise of SAR.  A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6  Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1  Restricted Stock Awards.  The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2  Restricted Stock Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3  Holder’s Rights as Stockholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1  Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2  RSU Award.  An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3  RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4  Dividend Equivalents.  An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5  Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.6  Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE IX

PERFORMANCE CASH AWARDS. PERFORMANCE STOCK AWARDS AND
PERFORMANCE UNIT AWARDS

9.1  Authority to Grant Performance Cash Awards, Performance Stock Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Cash Awards, Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Cash Award, Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an employee during a Fiscal Year is 1,000,000, the maximum number of shares of Stock with respect to which Performance Unit Awards payable in stock may be granted to an employee during a Fiscal Year is 1,000,000, the maximum value of cash with respect to a Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal year, determined as of the date of grant of the Performance Unit Award, is $10,000,000, and the maximum value of cash with respect to a Performance Cash Award that may be granted to an Employee during a Fiscal Year is $10,000,000.

9.2  Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, value-added profits, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3  Time of Establishment of Performance Goals.  A Performance Goal for a particular Performance Cash Award, Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4  Written Agreement.  Each Performance Cash Award, Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5  Form of Payment Under Performance Cash Award or Performance Unit Award.  Payments under a Performance Cash Award must be made in cash. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.

9.6  Time of Payment Under Performance Cash Award or Performance Unit Award.  A Holder’s payment under a Performance Cash Award or Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

9.7  Holder’s Rights as Stockholder With Respect to a Performance Stock Award.  Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.8  Increases Prohibited.  None of the Committee or the Board may increase the amount of compensation payable under a Performance Cash, Performance Stock or Performance Unit Award. If the time at which a Performance Cash, Performance Stock or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Cash, Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.9  Stockholder Approval.  No payments of Stock or cash will be made pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1  Authority to Grant Other Stock-Based Awards.  The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan

(including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2  Value of Other Stock-Based Award.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

10.3  Payment of Other Stock-Based Award.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

10.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan

ARTICLE XI

CASH-BASED AWARDS

11.1  Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

11.2  Value of Cash-Based Award.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

11.3  Payment of Cash-Based Award.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XII

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

ADMINISTRATION

13.1  Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

13.2  Authority of the Committee.  The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

13.3  Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

13.4  No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XIV

AMENDMENT OR TERMINATION OF PLAN

14.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 14.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

14.2  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XV

MISCELLANEOUS

15.1  Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

15.2  No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

15.3  Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

15.4  Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

15.5  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6  Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

15.7  Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

15.8  Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

15.9  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.10  Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.11  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.12  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

15.13  Investment Representations.  The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

15.14  Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.14 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

15.15  Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

EXHIBIT B

Grant Prideco, Inc.

Audit Committee Charter

I.	Purpose

The Audit Committee (Committee) is a committee of Grant Prideco, Inc.’s (Grant’s) Board of Directors (Board) which provides intersection between Grant’s management, independent auditors, internal auditors and the Board. The primary purpose and duties of the Committee are to:

(1) Serve as an independent and objective party that assists the Board in fulfilling its oversight responsibilities of the following matters:

i. the integrity of the financial reports and other financial information provided by Grant to any governmental body or to the public;

ii. Grant’s compliance with legal and regulatory requirements;

iii. Grant’s independent auditors’ qualifications and independence; and

iv. the performance of Grant’s internal audit function and independent auditors;

(2) Review and approve a report of the Committee to Grant’s stockholders, which will be included in Grant’s annual proxy statement;

(3) Select the Company’s independent auditors and approve any non-audit relationships with Grant’s independent auditors; and

(4) Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

Annually, the Board of Directors shall perform an evaluation of the Committee’s effectiveness.

II.	Composition

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All determinations of independence shall be consistent and in compliance with the rules and regulations of the New York Stock Exchange and Securities and Exchange Commission. All members of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at Grant’s annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The only compensation that a member of the Committee may receive from Grant is director fee compensation.

III.	Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically as it deems necessary in separate private sessions with each of management, the director of the internal audit department, and with the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed and to review the quality of Grant’s financial reporting and legal and regulatory compliance and the performance of internal audit department and external auditors.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

General

•	Review and update the Committee’s Charter, as conditions dictate.

•	Select and discharge the independent accountants.

•	Approve in advance the services and fees and other compensation to be provided by, and paid to, the independent accountants for both audit and non-audit services. For these purposes, the Chairman of the Audit Committee may act on behalf of the Committee, and shall report to the Committee regarding these matters at the periodic meetings of the Committee.

•	Instruct the independent accountants that they are ultimately accountable to the Board of Directors and the Committee.

•	Review and approve hiring policies for employees or former employees of the Company’s external auditors.

•	Review and approve procedures to receive and address complaints regarding accounting, internal control and auditing matters, including the establishment of procedures to receive employee’s anonymous submissions of concerns regarding accounting or auditing matters.

•	Report Committee activities conducted and conclusions reached to the Board.

•	As it deems appropriate, engage and obtain the advice of outside legal, accounting and other experts to assist it in performing its duties.

Periodic Inquiries

•	Review with Management and the independent accountants the quality of Grant’s annual and quarterly financial statements.

•	Review activities, organizational structure, and qualifications of the internal audit department.

•	Review periodic status reports of the results of the internal audit department’s activities.

•	Review with management and the independent accountants the quarterly 10-Q and annual report on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to their filing with the Securities and Exchange Commission (SEC).

•	Discuss with management on a periodic basis Grant’s earnings press releases and financial information and earnings guidance provided to the market and rating agencies. Such reviews and discussions need not be made in advance of such disclosures or presentations.

•	Discuss with management on a periodic basis Grant’s major financial risk exposures, guidelines and policies to govern assessment and management of this risk and the steps being taken to monitor and control such exposures.

•	Review periodically with the independent accountants any relationships or services that may impact the objectivity and independence of such independent accountants.

•	Periodically consult with the independent accountants about internal controls and the scope of their audit procedures and areas of emphasis.

•	Periodically review the non-audit services performed by the independent accountants.

•	Review the openness of communication between the Company’s Internal Audit Department and the Independent Accountants.

•	Review with the independent accountants any audit problems or difficulties and management’s response, including any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements.

•	Review, with Grant’s counsel, any legal matter that could have a significant impact on the organization’s financial statements, including any breaches of securities laws or fiduciary duties.

•	Inquire of Grant’s senior management regarding (i) significant deficiencies in the design or operation of Grant’s internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the issuer’s internal controls.

Reviews and Reporting

•	At least annually, receive a formal report from the independent accountants describing (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of such firm (iii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues; and (iv) all relationships between the independent auditor and Grant which may affect their independence and objectivity.

•	At least annually obtain a report from the independent accountants setting forth (1) all critical accounting policies and practices utilized by Grant, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of Grant, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (3) other material written communications between the registered public accounting firm and the management of Grant, such as any management letter or schedule of unadjusted differences.

•	Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the audit committee by the independent accountants required by or referred to in Statement of Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented.

•	Annually, review and approve a report to Grant’s stockholders in the proxy statement that the Committee has reviewed and discussed with management and the independent accountants Grant’s audited financial statements, discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and discussed independence with the independent accountants, and recommend based upon these discussions, if Grant’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

V.	Other

The Committee shall also perform any other activities consistent with this Charter, Grant’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
May 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder of Grant Prideco, Inc. (“Grant”) hereby appoints Michael McShane and Philip A. Choyce, proxy, with full power of substitution, for the undersigned to vote the number of shares of common stock of Grant that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 10, 2006, at 11:300 a.m., Houston time, at the Hotel Sofitel, St. Tropez Ballroom, 425 N. Sam Houston Pkwy. East, Houston, Texas 77060, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 1, 2006
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF no direction is made, this proxy will be voted “for” all of the nominees for director listed on the other side hereof under Proposal 1 and “For” Proposals 2 and 3.
Receipt of the Proxy Statement dated April 1, 2006, and the Annual Report on Form 10-K for the year ended December 31, 2005, is hereby acknowledged.
(Continued and to be signed on the other side)

Grant Prideco LOGO
VOTE BY INTERNET – www.proxyvote.com.
Us the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMMUNICATIONS.
If you would like to reduce the costs incurred by Grant Prideco, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder information electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL.
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Grant Prideco, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK PLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

(1)	Election of the following Nominees as Directors, as set forth in the Proxy Statement:
David J. Butters, Eliot M. Fried, Dennis R. Hendrix, Harold E. Layman, Sheldon B. Lubar, Michael McShane, Robert K. Moses, Jr., Joseph E. Reid and David A. Trice.

	FOR All Nominees listed above		WITHHOLD
	(except as marked to the contrary below)	All Nominees listed above

	☐		☐

INSTRUCTION: To withhold authority to vote for any Nominee, write that Nominee’s name in the space provided below.

(2)	Approval of the 2006 Grant Prideco Employee Stock Purchase Plan

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of the material terms of the performance criteria for performance awards under the 2006 Grant Prideco Long-Term Incentive Plan

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To consider and take action upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If signer is a corporation, execute in full corporate name by authorized officer.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Signature Date	Signature (Joint Owners) Date